December 11, 2006

Dear Shareholders,

We are pleased to announce that the audit of the 2004 financial statements of CIB Marine Bancshares, Inc. is now complete. Accordingly, on December 8, 2006, CIB Marine filed its Annual Report on Form 10-K for the period ended December 31, 2004, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2004 with the Securities and Exchange Commission (SEC). As with all other reports filed with the SEC, you may access the 2004 Form 10-K and Forms 10-Q on CIB Marine’s website at http://www.cibmarine.com/financial_info/sec_filings.asp, or on the SEC’s website at www.sec.gov.

The completion of the audit of the 2005 financial statements has already begun, and we are hopeful that the audit will be completed and the related Form 10-K and Form 10-Qs for 2005 will be filed during the second quarter of 2007.

We thank you for your continued patience and support as we continue to work towards the goals outlined in our previous shareholder communications.

Sincerely,

Stanley J. Calderon
President and CEO

This letter contains forward-looking information. Actual results could differ materially from those indicated by such information. For information about factors that could affect actual results, please refer to CIB Marine’s Annual Report on Form 10-K for the period ended December 31, 2004, including the information under the caption “Forward Looking Statements.”